EXHIBIT (4)-1





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                            HEALTHSOUTH CORPORATION,
                                   as Issuer,


                                       and


               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,
                                   as Trustee


                                    INDENTURE



                            Dated as of May 22, 2002


                     7-5/8% Senior Notes due 2012, Series A
                     7-5/8% Senior Notes due 2012, Series B






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

                              CROSS-REFERENCE TABLE

TIA                                                       Indenture
Section                                                    Section
-------                                                   --------
310(a)(1)                                                 7.10
(a)(2)                                                    7.10
(a)(3)                                                    N.A.
(a)(4)                                                    N.A
(a)(5)                                                    7.10
(b)                                                       7.08; 7.10; 10.02
(c)                                                       N.A.
311(a)                                                    7.11
(b)                                                       7.11
(c)                                                       N.A.
312(a)                                                    2.05
(b)                                                       10.03
(c)                                                       10.03
313(a)                                                    7.06
(b)(1)                                                    7.06
(b)(2)                                                    7.06
(c)                                                       7.06; 10.02
(d)                                                       7.06
314(a)                                                    4.02; 4.08; 10.02
(b)                                                       N.A.
(c)(1)                                                    10.04; 10.05
(c)(2)                                                    10.04; 10.05
(c)(3)                                                    N.A.
(d)                                                       N.A.
(e)                                                       10.05
(f)                                                       N.A.
315(a)                                                    7.01; 7.02
(b)                                                       7.05; 10.02
(c)                                                       7.01
(d)                                                       6.05; 7.01; 7.02
(e)                                                       6.11
316(a) (last sentence)                                    2.08
(a)(1)(A)                                                 6.05
(a)(1)(B)                                                 6.04
(a)(2)                                                    8.02
(b)                                                       6.07

                            N.A. means Not Applicable

TIA                                                       Indenture
Section                                                    Section
-------                                                   --------
(c)                                                       8.04
317(a)(1)                                                 6.08
(a)(2)                                                    6.09
(b)                                                       2.04
318(a)                                                    10.01
--------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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                                                   TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS............................................................................................1

Section 1.01      Definitions....................................................................................1
Section 1.02      Other Definitions.............................................................................16
Section 1.03      Incorporation by Reference of Trust Indenture Act.............................................17
Section 1.04      Rules of Construction.........................................................................17

ARTICLE 2 THE NOTES.............................................................................................17

Section 2.01      Dating; Incorporation of Form in Indenture; Form of Notes.....................................17
Section 2.02      Execution and Authentication; Appointment of Authenticating Agent.............................18
Section 2.03      Registrar and Paying Agent....................................................................19
Section 2.04      Paying Agent To Hold Money in Trust...........................................................19
Section 2.05      Holder Lists..................................................................................20
Section 2.06      Replacement Notes.............................................................................20
Section 2.07      Outstanding Notes.............................................................................20
Section 2.08      Treasury Notes................................................................................20
Section 2.09      Temporary Notes...............................................................................21
Section 2.10      Cancellation..................................................................................21
Section 2.11      Defaulted Interest............................................................................21
Section 2.12      Deposit of Moneys; Payments...................................................................21
Section 2.13      "CUSIP" Number................................................................................22
Section 2.14      Depositary....................................................................................22
Section 2.15      Registration of Transfers and Exchanges.......................................................23
Section 2.16      Restrictive Legends...........................................................................30

ARTICLE 3 REDEMPTION............................................................................................31

Section 3.01      Notices to Trustee............................................................................31
Section 3.02      Selection of Notes To Be Redeemed.............................................................31
Section 3.03      Notice of Redemption..........................................................................32
Section 3.04      Effect of Notice of Redemption................................................................33
Section 3.05      Deposit of Redemption Price...................................................................33
Section 3.06      Notes Redeemed in Part........................................................................33

ARTICLE 4 COVENANTS.............................................................................................34

Section 4.01      Payment of Notes..............................................................................34
Section 4.02      Reports.......................................................................................34
Section 4.03      Waiver of Stay, Extension or Usury Laws.......................................................34
Section 4.04      Compliance Certificate; Notice of Default; Tax Information....................................34
Section 4.05      Payment of Taxes and Other Claims.............................................................35
Section 4.06      Corporate Existence...........................................................................35
Section 4.07      Maintenance of Office or Agency...............................................................36
Section 4.08      Compliance with Laws..........................................................................36
Section 4.09      Maintenance of Properties and Insurance.......................................................36
Section 4.10      Limitation on Restricted Payments.............................................................37
Section 4.11      Limitation on Additional Indebtedness and Subsidiary Preferred Stock..........................37

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Section 4.12      Limitation on Asset Sales.....................................................................38
Section 4.13      Limitation on Transactions with Affiliates....................................................42
Section 4.14      Limitation on Liens Prior to the Fall-Away Event..............................................42
Section 4.15      Purchase of Notes upon a Change of Control Prior to the Fall-Away Event.......................43
Section 4.16      Limitation on Restrictions on Distributions from Subsidiaries.................................44
Section 4.17      Limitations on Layering Indebtedness..........................................................45
Section 4.18      Limitations on Liens After the Fall-Away Event................................................45
Section 4.19      Limitation on Sale and Leaseback Transactions.................................................46

ARTICLE 5 SURVIVING ENTITY......................................................................................46

Section 5.01      Limitations on Mergers and Consolidations Prior to the Fall-Away Event........................46
Section 5.02      Limitations on Mergers and Consolidations After the Fall-Away Event...........................47
Section 5.03      Successor Substituted.........................................................................47

ARTICLE 6 DEFAULTS AND REMEDIES.................................................................................47

Section 6.01      Events of Default.............................................................................47
Section 6.02      Acceleration..................................................................................48
Section 6.03      Other Remedies................................................................................49
Section 6.04      Waiver of Existing Defaults and Events of Default.............................................50
Section 6.05      Control by Majority...........................................................................50
Section 6.06      Limitation on Suits...........................................................................51
Section 6.07      Rights of Holders To Receive Payment..........................................................51
Section 6.08      Collection Suit by Trustee....................................................................51
Section 6.09      Trustee May File Proofs of Claim..............................................................51
Section 6.10      Priorities....................................................................................52
Section 6.11      Undertaking for Costs.........................................................................52

ARTICLE 7 TRUSTEE...............................................................................................52

Section 7.01      Duties of Trustee.............................................................................52
Section 7.02      Rights of Trustee.............................................................................53
Section 7.03      Individual Rights of Trustee..................................................................55
Section 7.04      Trustee's Disclaimer..........................................................................55
Section 7.05      Notice of Defaults............................................................................55
Section 7.06      Reports by Trustee to Holders.................................................................55
Section 7.07      Compensation and Indemnity....................................................................56
Section 7.08      Replacement of Trustee........................................................................57
Section 7.09      Successor Trustee by Consolidation, Merger or Conversion......................................57
Section 7.10      Eligibility; Disqualification.................................................................58
Section 7.11      Preferential Collection of Claims Against Company.............................................58

ARTICLE 8 MODIFICATIONS, AMENDMENTS, SUPPLEMENTS AND WAIVERS....................................................58

Section 8.01      Without Consent of Holders....................................................................58
Section 8.02      With Consent of Holders.......................................................................59
Section 8.03      Compliance with TIA...........................................................................60
Section 8.04      Revocation and Effect of Consents.............................................................60
Section 8.05      Notation on or Exchange of Notes..............................................................60
Section 8.06      Trustee To Sign Amendments, etc...............................................................61
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ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE....................................................................61

Section 9.01      Satisfaction and Discharge of Indenture.......................................................61
Section 9.02      Legal Defeasance..............................................................................62
Section 9.03      Covenant Defeasance...........................................................................62
Section 9.04      Conditions to Legal Defeasance or Covenant Defeasance.........................................63
Section 9.05      Application of Trust Money....................................................................64
Section 9.06      Repayment to the Company......................................................................64
Section 9.07      Reinstatement.................................................................................65

ARTICLE 10 MISCELLANEOUS........................................................................................65

Section 10.01     TIA Controls..................................................................................65
Section 10.02     Notices.......................................................................................65
Section 10.03     Communications by Holders with Other Holders..................................................66
Section 10.04     Certificate and Opinion as to Conditions Precedent............................................66
Section 10.05     Statements Required in Certificate and Opinion................................................67
Section 10.06     Rules by Trustee and Agents...................................................................67
Section 10.07     Business Days; Legal Holidays.................................................................67
Section 10.08     Governing Law.................................................................................67
Section 10.09     Waiver of Trial by Jury.......................................................................67
Section 10.10     Submission to Jurisdiction....................................................................67
Section 10.11     No Adverse Interpretation of Other Agreements.................................................68
Section 10.12     No Recourse Against Others....................................................................68
Section 10.13     Successors....................................................................................68
Section 10.14     Multiple Counterparts.........................................................................68
Section 10.15     Table of Contents, Headings, etc..............................................................68
Section 10.16     Separability..................................................................................68
Section 10.17     Translation...................................................................................68

EXHIBITS

Exhibit A         Form of Initial Notes
Exhibit B         Form of Exchange Notes
Exhibit C         Form of Rule 144A Transfer Certificate
Exhibit D         Form of Regulation S Transfer Certificate
Exhibit E         Form of Rule 144 Transfer Certificate
Exhibit F         Form of Accredited Investor Transfer Certificate
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                                      iii

         INDENTURE, dated as of May 22, 2002, between HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the "Company"), as Issuer, and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

         The Company has duly authorized the creation of an issue of Series A 7-5/8% Senior Notes due 2012 and Series B 7-5/8% Senior Notes due 2012 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

Section 1.01      Definitions.


         "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person.

         "Additional Interest" has the meaning provided to such term in the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent, co-Registrar, authenticating agent or agent for service of notices and demands.

         "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of: (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries; (ii) assets which constitute all or substantially all of any division or line of business of such Person or any of its Subsidiaries; or (iii) any other assets of such Person or any of its Subsidiaries, other than in the ordinary course of business, provided, that the Fair Market Value thereof shall be at least 1% of Consolidated Tangible Assets at such time; provided, however, that the following shall not constitute Asset
Sales: (a) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries; (b) any transaction not prohibited by SECTION 4.10 hereof or that constitutes a Permitted Investment;
(c) any transfer of assets (including Capital Stock) that is governed by and in accordance with ARTICLE 5 hereof or the creation of any Lien not prohibited by
SECTION 4.14 hereof; or (d) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries.

         "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

         "Bank Debt" means all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the Credit Agreements, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund, supplement, refinance or replace, in whole or in part, such Bank Debt, including any interest and premium on any such Indebtedness.

         "Board of Directors" means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligations" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Certificated Note" means a Note issued in certificated form to a Person other than the Depositary.

         "Change of Control" means the occurrence at any time prior to the occurrence of the Fall-Away Event of any of the following: (i) all or substantially all of the Company's assets are sold as an entirety to any Person or related group of Persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly Owned Subsidiary of the Company in which all shares of the Company's Common Equity outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Company's Common Equity would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Company's Common Equity immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of the Company's Common Equity immediately before such transaction; (iii) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange
Act) at least 50% of the total voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at the time.

         "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to ARTICLE 5 hereof and thereafter means such successor.

         "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

         "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

         "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" of any Person for any four-quarter period means, without duplication, (i) the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis, plus (iii) the dividend requirements of such Person and its Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than Disqualified Stock) of such Person or such Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

                  (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly Owned Subsidiaries in the form of dividends or similar distributions during such period;

                  (ii) except to the extent includable in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrues prior to the date that
         (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries;

                  (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

                  (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries;

                  (v) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its Subsidiaries during such period; and

                  (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

         "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Issue Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Subsidiaries.

         "Consolidated Tangible Assets" of the Company as of any date means the total assets of the Company and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by the Company or any of its Subsidiaries.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at One Liberty Plaza, 23rd Floor, New York, New York 10006, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Agreements" mean (i) the Credit Agreement dated as of June 23, 1998 by and among the Company, as borrower, Bank of America, N.A. (as successor to Nationsbank, National Association), as Administrative Agent and Arranger, J.P. Morgan Securities Inc., Deutsche Bank AG and Scotiabanc, Inc., as Syndication Agents and Co-Arrangers, and the other lenders party thereto from time to time, together with the related documents thereto, including, without limitation, any security documents, if any, and all exhibits and schedules thereto, and (ii) any other credit agreement entered into by the Company or any of its Subsidiaries for money borrowed from or guaranteed to persons, firms or corporations which engage in the business of lending money, in order to provide funding for the acquisition and development of healthcare facilities or to provide for working capital needs and other corporate purposes, including, in the case of clause (i) or (ii) above, any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity date of the Notes.

         "DTC" means The Depository Trust Company, a New York corporation.

         "DTC Letter of Representations" shall mean the Letter of Representations, dated the Issue Date, among the Company, DTC and the Trustee.

         "EBITDA Coverage Ratio" with respect to any four-quarter period means the ratio of (i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; provided, however, that if any calculation of the Company's EBITDA Coverage Ratio requires the use of any quarter prior to the Issue Date, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

         "Eligible Investments" of any Person means Investments of such Person in:

                  (i) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

                  (ii) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by S&P or A2 or higher by Moody's;

                  (iii) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

                  (iv) a certificate of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (a) insured by the Federal Deposit Insurance Corporation or (b) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

                  (v) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by S&P, or P-1 or higher by Moody's; or

                  (vi) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or evidencing the full recourse obligation of a person whose senior debt is rated, A or higher by S&P or A2 or higher by Moody's.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Series B 7-5/8% Senior Notes due 2012 (the terms of which are identical to the Initial Notes except that, unless any Exchange Notes shall be issued as Private Exchange Notes (as defined in the Registration Rights Agreement), the Exchange Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Initial Notes), to be issued in exchange for the Initial Notes pursuant to the registered Exchange Offer or a Private Exchange (as defined in the Registration Rights Agreement).

         "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

         "Exempted Debt" means the sum of the following as of any date of determination: (i) Indebtedness of the Company and its Subsidiaries incurred after the Issue Date and secured by Liens not otherwise permitted by SECTION
4.14 hereof or SECTION 4.18 hereof, as the case may be, and (ii) Attributable Indebtedness of the Company and its Subsidiaries in respect of every Sale and Leaseback Transaction entered into after the Issue Date.

         "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

         "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors.

         "Fall-Away Event" means the Notes shall have been rated Investment Grade and, if no Event of Default or Default shall have occurred and be continuing at such time, the Company shall have delivered to the Trustee an Officers' Certificate certifying as to the foregoing.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as from time to time in effect.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder" means a Person in whose name a Note is registered on the Registrar's books or records.

         "Indebtedness" of any Person at any date means, without duplication:
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by this Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates); (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; (ix) all Attributable Indebtedness; and (x) all Disqualified Stock of such Person and its Subsidiaries and all other Preferred Stock of Subsidiaries of such Person valued at the greater of (a) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and (b) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations plus past due interest as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

         "Indenture" means this Indenture as amended, restated or supplemented from time to time.

         "Initial Notes" means the Series A 7-5/8% Senior Notes due 2012 of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to SECTION 2.02 of this Indenture and any other notes (other than Exchange Notes) issued after the Issue Date in accordance with the fourth paragraph of SECTION 2.02.

         "Initial Purchasers" refers to UBS Warburg LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., Fleet Securities, Inc., Salomon Smith Barney Inc., NatCity Investments, Inc. and Jefferies & Company, Inc.

         "Interest Expense" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense other than interest amortized to cost of sales) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes as specified in the forms of Note attached hereto as Exhibits A and B.

         "Investment Grade" means (i) a rating of BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any other Rating Agencies; provided, however, that if such rating is BBB- in the case of S&P, or Baa3 in the case of Moody's (or the equivalent in respect of the Rating Categories of any other Rating Agencies), then such rating also shall not be accompanied by a negative outlook, negative credit watch or review for possible downgrade (or the equivalent thereof), as the case may be.

         "Investments" of any Person means: (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person; (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

         "Issue Date" means May 22, 2002, the date the Initial Notes are initially issued.

         "Joint Venture" means any Person at least a majority of whose revenues result from healthcare related businesses or facilities.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all commissions and other fees and expenses related to such Asset Sale and (c) deduction of an appropriate amount to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sales upon the liquidation or conversion of such consideration into cash.

         "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President, any Vice President, secretary, assistant secretary, director or other authorized signatory of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the taking of any action under this Indenture shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Opinion of Counsel" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of this Indenture.

         "Permitted Investments" means: (i) capital contributions, advances or loans to the Company by any Subsidiary or by the Company or any of its Subsidiaries to a Subsidiary of the Company; (ii) the acquisition and holding by the Company and each of its Subsidiaries of receivables owing to the Company and such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) the acquisition and holding by the Company and its Subsidiaries of cash and Eligible Investments; (iv) Investments in any Person as a result of which such other Person becomes a Subsidiary of the Company or is merged into or consolidated with or transfers all or substantially all of its assets to the Company or any of its Subsidiaries; and (v) the making of an Investment by the Company, directly or through a Wholly Owned Subsidiary, in a Wholly Owned Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Company or a Subsidiary and any physician employed by or on the staff of any such business or facility (the "Insurance Subsidiary"), provided that the amount invested in such Insurance Subsidiary does not exceed $15,000,000.

         "Permitted Liens" means: (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or
(b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;
(iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (viii) Liens with respect to any Acquired Indebtedness; provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Company or its Subsidiaries and, with respect to Indebtedness other than Indebtedness ranking pari passu with the Notes, not incurred in anticipation or contemplation of such acquisition; (ix) Liens securing Bank Debt or Refinancing Indebtedness; provided, in the case of Refinancing Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such assets; (x) purchase money mortgages (including Capitalized Lease Obligations); (xi) Liens existing on the Issue Date; (xii) Liens on assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary; provided that such Indebtedness is permitted to be incurred by the terms of this Indenture; (xiii) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary; (xiv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Indenture; (xv) any Lien consisting of a right of first refusal or option to purchase the Company's ownership interest in any Subsidiary or to purchase assets of the Company or any Subsidiary of the Company, which right of first refusal or option is entered into in the ordinary course of business; and (xvi) the Lien granted to the Trustee pursuant to the trust created pursuant to
ARTICLE 9 hereof and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

         "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

         "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"):
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

         "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture or such Note.

         "Refinancing Indebtedness" means Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person (or if the Indebtedness being refinanced is an obligation of one or more Subsidiaries of the Company, such Refinancing Indebtedness may be incurred by the Company or one or more Subsidiaries of the Company) and is subordinated to the Notes, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended; (iii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Issue Date).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 22, 2002 among the Company and the Initial Purchasers.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Distribution Compliance Period" means, with respect to any Note, the period of forty (40) consecutive days beginning on and including the first day after the later of (i) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the closing date of the offering of such Note.

         "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's or such Person's Subsidiaries' Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly;
(iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of the Company or its Subsidiaries; (iv) the incurrence, creation or assumption of any guarantee of Indebtedness of any Affiliate (other than a Subsidiary of the Company); or (v) the making of any Investment in any Person (other than Permitted Investments); provided, however, that with respect to the Company and its Subsidiaries, Restricted Payments shall not include any payment described in clause (i), (ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or (2) by the Company to any of its Wholly Owned Subsidiaries or (3) by any Subsidiary, provided that the Company or another Subsidiary receives its proportionate share thereof.

         "Restricted Security" means any Note (or beneficial interest therein) other than an Exchange Note (or beneficial interest therein), until such time as: (i) such Note (or beneficial interest therein) has been transferred pursuant to an effective registration statement under the Securities Act; (ii) such Note is a 144A Global Note and two years have passed since the Issue Date; (iii) such
Note is a Regulation S Global Note and the Regulation S Distribution Compliance Period has expired; or (iv) the Private Placement Legend therefor has otherwise been removed pursuant to SECTION 2.15(C) hereof or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "Secretary's Certificate" means a certificate signed by the Secretary or any Assistant Secretary of the Company in his or her official (and not individual) capacity.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" means a Subsidiary of the Company which at the time of determination either (i) had tangible assets which, as of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total consolidated revenues for such period.

         "Stated Maturity" when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Notes.

         "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common Equity of such entity and has the authority to manage such entity on a day-to-day basis.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in SECTION 8.03 hereof).

         "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

         Section 1.02 Other Definitions. The definitions of the following terms may be found in the sections indicated as follows:


                                   Term                                             Defined in Section
                                   ----                                             ------------------

"Accredited Investors"...................................................                  2.01
 --------------------
"Affiliate Transaction"..................................................                  4.13
 ---------------------
"Agent Members"..........................................................                  2.14
 -------------
"Applicable Procedures"..................................................                  2.15
 ---------------------
"Asset Sale Offer".......................................................                  4.12
 ----------------
"Asset Sale Payment Amount"..............................................                  4.12
 -------------------------
"Asset Sale Purchase Price"..............................................                  4.12
 -------------------------
"Bankruptcy Law".........................................................                  6.01
 --------------
"Business Day"...........................................................                  10.07
 ------------
"Change of Control Offer"................................................                  4.15
 -----------------------
"Change of Control Payment Date".........................................                  4.15
 ------------------------------
"Change of Control Purchase Price".......................................                  4.15
 --------------------------------
"Clearstream"............................................................                  2.01
 -----------
"Covenant Defeasance"....................................................                  9.03
 -------------------
"Depositary".............................................................                  2.14
 ----------
"Euroclear"..............................................................                  2.01
 ---------
"Event of Default".......................................................                  6.01
 ----------------
"Excess Proceeds"........................................................                  4.12
 ---------------
"Excess Proceeds Payment Date"...........................................                  4.12
 ----------------------------
"Global Notes"...........................................................                  2.01
 ------------
"Legal Defeasance".......................................................                  9.02
 ----------------
"Legal Holiday"..........................................................                  10.07
 -------------
"Make-Whole Premium".....................................................           Exhibit A/Exhibit B
 ------------------
"Net Proceeds Deficiency"................................................                  4.12
 -----------------------
"Other Debt".............................................................                  4.12
 ----------
"Paying Agent"...........................................................                  2.03
 ------------
"Private Placement Legend"...............................................                  2.16
 ------------------------
"Registrar"..............................................................                  2.03
 ---------
"Regulation S Global Note"...............................................                  2.01
 ------------------------
"Restricted Global Note".................................................                  2.01
 ----------------------
"Successor"..............................................................                  5.01
 ---------

         Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. Unless otherwise specified, terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

         Section 1.04 Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2


                                    THE NOTES
                                    ---------

         Section 2.01 Dating; Incorporation of Form in Indenture; Form of Notes.
(a) Generally. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, and the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, each of which is incorporated in and made part of this Indenture with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage all in a form approved by the Company. Each Note shall be dated the date of its authentication.

         (b) Notes Sold Pursuant to Rule 144A. The Notes offered and sold in their initial distribution in reliance on Rule 144A to Qualified Institutional Buyers shall be issued in the form of a permanent global note (the "Restricted Global Note") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Global Note shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary on behalf of the purchasers of the Notes represented thereby.

         (c) Notes Sold Pursuant to Regulation S. The Notes offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of a permanent global note (the "Regulation S Global Note" and, together with the Restricted Global Note, the "Global Notes") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary for credit to the respective accounts of The Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"). Prior to the termination of the Regulation S Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be held only through Euroclear and Clearstream.

         (d) Notes Sold to Institutional Accredited Investors. The Notes offered and sold in their initial distribution in reliance on an exemption from registration under the Securities Act (other than Rule 144A or Regulation S) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act ("Accredited Investors")) shall be issued in certificated, fully registered form without coupons and only in denominations of $250,000 and integral multiples of $1,000 in excess thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         Section 2.02 Execution and Authentication; Appointment of Authenticating Agent. The Notes shall be executed on behalf of the Company by one or more Officers of the Company. Such signature may be either manual or facsimile.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, (iii) any other Notes that have been executed by the Company in order to effect any transfer or exchange in accordance with the provisions of SECTION 2.15 and (iv) any additional Initial Notes issued by the Company after the Issue Date pursuant to the next sentence of this paragraph. Initial Notes need not be issued at one time and, unless otherwise provided, Initial Notes may also be issued by the Company and authenticated and delivered under this Indenture after the Issue Date on the same terms and conditions (other than the Issue Date and the issue price) and with the same CUSIP number as the Initial Notes issued on the Issue Date and in an aggregate principal amount, together with the Initial Notes issued on the Issue Date, exceeding the amount set forth in clause (i) above.

         Except as provided in SECTION 2.01(D), the Notes shall be issuable only in definitive, fully registered form without coupons and only in minimum denominations of $1,000 and integral multiples thereof.

         The Trustee, with the approval of the Company, may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent, and shall comply with this Indenture. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

         Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may not act as Paying Agent, but may act as Registrar or co-Registrar.

         The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Company shall notify the Trustee and the Trustee shall to the extent that it is capable act as such for so long as such failure continues.

         The Company initially appoints the Trustee as Registrar and Paying Agent in the Borough of Manhattan, The City of New York.

         Section 2.04 Paying Agent To Hold Money in Trust. Before 10:00 A.M. New York City time on each payment date of the principal of and/or interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee together with a complete accounting of such sums, and the Trustee may at any time during the continuance of any Event of Default under SECTION 6.01(A) or (B) hereof, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money. Funds deposited with the Paying Agent may be invested as agreed from time to time by the Company and the Paying Agent. All payments made hereunder shall be in U.S. legal tender.

         Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and the Stated Maturity and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of Holders.

         Section 2.06 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that a Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced and evidence to their satisfaction of apparent loss, destruction or theft of such Note may be required by the Company, the Trustee or any Agent. The Company and the Trustee may charge for their reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses and any applicable taxes) in replacing a Note pursuant to this SECTION 2.06. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

         Every replacement Note is an additional obligation of the Company.

         Section 2.07 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this SECTION 2.07 as not outstanding.

         A Note replaced pursuant to SECTION 2.06 hereof (other than a mutilated Note surrendered for replacement) ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that such replaced Note is held by a protected purchaser.

         If a Paying Agent holds on a Redemption Date or at Stated Maturity U.S. legal tender sufficient to pay the principal of, premium, if any, and accrued interest on Notes (or portions thereof) payable on that date, then on and after that date, such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         Section 2.08 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

         Section 2.09 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights and restrictions, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency maintained pursuant to SECTION 2.03 hereof.

         Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and, unless the Company instructs the Trustee in writing to deliver the Notes to the Company, shall dispose of such Notes in accordance with its normal practice. Subject to SECTION 2.06 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium, if any, and interest accrued thereon, or delivered to the Trustee for cancellation. The Trustee shall provide the Company with a list of all Notes that have been canceled from time to time as requested in writing by the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.10.

         Section 2.11 Defaulted Interest. If the Company defaults in a payment of principal or interest on the Notes, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Notes, to the extent lawful.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in SECTION 6.01(A) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

         Section 2.12 Deposit of Moneys; Payments. Prior to 10:00 A.M., New York City time, on the relevant Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Excess Proceeds Payment Date, the Company shall have deposited with the

Paying Agent in immediately available funds money sufficient to make all cash payments due on such Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date and Excess Proceeds Payment Date, as the case may be (or if any such date is not a Business Day, the first preceding Business
Day). The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Certificated Notes, if any, shall be payable at the office of the Paying Agents. The Paying Agents shall pay the Company any excess cash remaining on deposit after all payments have been made with respect to a given Interest Payment Date, Stated Maturity, Redemption Date, Change of Control Purchase Date or Excess Proceeds Payment Date, as the case may be. All payments made hereunder shall be in U.S. legal tender.

         Section 2.13 "CUSIP" Number. The Company in issuing the Notes may use "CUSIP" number(s) and the Trustee shall use the "CUSIP" numbers(s) in notices of redemption or exchange as a convenience to Holders; provided that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Note, check, advice or payment or redemption notice, and any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such number(s). The Company shall promptly notify the Trustee of any changes in "CUSIP" numbers.

         Section 2.14 Depositary. (a) The Company hereby appoints DTC to act as depositary (in such capacity, together with its successors in such capacity, the "Depositary") with respect to the Global Notes. The Trustee shall act as custodian of the Global Notes for the Depositary. So long as the Depositary or its nominee, Cede & Co., is the registered owner of the Global Notes, it shall be considered the Holder of the Notes represented thereby for all purposes hereunder and under the Global Notes, and neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights hereunder with respect to the Global Notes or under the Global Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

         (b) The Company may remove or replace DTC or any successor as Depositary for any reason upon thirty (30) days' notice to DTC or such successor. The Holders shall have no right to a depositary for the Notes.

         (c) Notwithstanding any other provision of this Indenture or the Notes, so long as DTC or its nominee is the registered owner of the Notes:

                  (i) the provisions of the DTC Letter of Representations shall control over the provisions of this Indenture with respect to the matters covered thereby;

                  (ii) presentation of Notes to the Trustee at redemption or at maturity shall be deemed made to the Trustee when the right to exercise ownership rights in the Notes through DTC or Agent Members is transferred by DTC on its books; and

                  (iii) DTC may present notices, approvals, waivers or other communications required or permitted to be made by Holders under this Indenture on a fractionalized basis on behalf of some or all of those Persons entitled to exercise ownership rights in the Notes through DTC or Agent Members.

         Section 2.15 Registration of Transfers and Exchanges. (a) Transfer and Exchange Generally. (i) The Notes are transferable only upon the surrender thereof for registration of transfer. When a Note is presented to the Registrar with a duly executed instrument of assignment and transfer substantially in the form of assignment attached to Exhibit A or B, as applicable, the Registrar shall register the transfer as requested if such transfer complies with the provisions hereof. Prior to the due presentation for registration of transfer of any Note, the Person in whose name such Note is registered shall be treated as the absolute owner of such Note for the purpose of receiving payment of principal of, premium (if any) and interest on such Note (whether or not such payment is overdue) and for all other purposes whatsoever, notwithstanding any notice to the contrary. Registration of transfer of any Note by the Registrar shall be deemed to be an acknowledgment of such transfer by the Company.

                  (ii) When Notes are presented to the Registrar with a written request to exchange such Notes for Notes of any authorized denominations and of a like aggregate principal amount, the Registrar shall make the exchange as requested if such exchange complies with the provisions of this SECTION 2.15(A).

                  (iii) Following any request for transfer or exchange of one or more Notes made in compliance with clauses (i) or (ii), as the case may be, of this SECTION 2.15(A), the Company shall execute, and the Trustee shall authenticate and deliver, one or more new Notes of a like principal amount and in such authorized denominations as may be requested. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange other than any exchange pursuant to
         SECTION 2.09, 3.06, 4.12, 4.15 or 8.05 hereof.

                  (iv) Transfers or exchanges of the Global Notes and beneficial interests therein shall be subject to the provisions of SECTION 2.15(B) and the rules of the Depositary. Transfers or exchanges of Certificated Notes shall be subject to the provisions of SECTION 2.15(C).

                  (v) Except as otherwise provided herein, the Global Notes and each Certificated Note shall bear the Private Placement Legend as set forth in SECTION 2.16. By its acceptance of any Note bearing the Private Placement Legend, whether upon original issuance or subsequent transfer, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this

         Indenture. Upon the specific written request of a Holder to remove the Private Placement Legend, the Registrar shall authenticate and deliver a Note with an equivalent principal amount not bearing the Private Placement Legend if there is provided to the Company evidence reasonably satisfactory to the Company (which may, at the Company's request, include an Opinion of Counsel) that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act. Upon a written request for the registration of transfer or exchange of a Note bearing the Private Placement Legend pursuant to an effective registration statement under the Securities Act and in accordance with any applicable securities laws of any state of the United States, the Registrar shall authenticate and deliver a Note with an equivalent principal amount not bearing the Private Placement Legend. If the Private Placement Legend has been removed from a Note as provided in this clause (v), the transfer of such Note shall not be subject to the restrictions on transfer set forth in the Private Placement Legend, and no other Note issued in exchange for all or any part of such Note shall bear the Private Placement Legend unless the Company has reasonable cause to believe that such other Note is a Restricted Security and instructs the Registrar in writing to cause the Private Placement Legend to appear thereon.

                  (vi) None of the Company or the Trustee or the Registrar shall be liable for any delay by the Depositary in identifying the beneficial owners of the Notes, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

                  (vii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary. So long as the Depositary or its nominee is the Holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes hereunder and under the Notes. Any Holder of a Global Note, and each Person with an interest in such Global Note, shall, by acceptance of such Global Note or such interest, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  (viii) Any Note issued upon any transfer or exchange pursuant to this SECTION 2.15 will evidence the same debt and will be entitled to the same benefits and, unless otherwise provided for in this Indenture, subject to the same restrictions under this Indenture as the Note or Notes surrendered upon such transfer or exchange.

                  (ix) The Registrar shall not be required to register the transfer of or exchange any Note (A) selected for redemption in whole or in part pursuant to ARTICLE 3, except the unredeemed portion of any Note being redeemed in part, (B) for a period beginning fifteen (15) days before the mailing of a notice of redemption of Notes and ending on the date of such mailing or (C) between a Record Date and the next succeeding Interest Payment Date.

         (b) Transfers and Exchanges of the Global Notes and Beneficial Interests Therein. (i) Subject to clauses (ii) through (viii) of this SECTION 2.15(B), transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. So long as the Global Notes remain outstanding and are held by or on behalf of the Depositary, transfers and exchanges of beneficial interests in the Global Notes shall be made in accordance with the provisions of this SECTION 2.15(B) and in accordance with the rules and procedures of the Depositary to the extent applicable (the "Applicable Procedures").

                  (ii) No restrictions shall apply with respect to the transfer or registration of transfer of (x) a beneficial interest in the Restricted Global Note to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Note or (y) a beneficial interest in the Regulation S Global Note to a transferee that takes delivery in the form of a beneficial interest in the Regulation S Global Note; provided that any transfer described in this clause (ii) shall be made in accordance with the Applicable Procedures.

                  (iii) Any transfer of a beneficial interest in the Restricted Global Note to a transferee that will take delivery in the form of a beneficial interest in the Regulation S Global Note prior to the termination of the Regulation S Distribution Compliance Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (iii). At any time prior to the termination of the Regulation S Distribution Compliance Period, upon (x) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Note to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Regulation S Global Note, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Note substantially in the form of Exhibit D and (y) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (1) reflect in the register for the Notes a decrease in the principal amount of the Restricted Global Note and an increase in the principal amount of the Regulation S Global Note, each such adjustment to be equal to the beneficial interest transferred pursuant to this clause (iii) and (2) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (iv) Any transfer of a beneficial interest in the Restricted Global Note to a transferee that will take delivery in the form of a beneficial interest in the Regulation S Global Note subsequent to the termination of the Regulation S Distribution Compliance

         Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (iv). At any time subsequent to the termination of the Regulation S Distribution Compliance Period, upon
         (x) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Note to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Regulation S Global Note, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Note substantially in the form of Exhibit D (if transfer is made in reliance on Regulation S) or Exhibit E (if transfer is made in reliance on Rule 144) and (y) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the register for the Notes a decrease in the principal amount of the Restricted Global Note and an increase in the principal amount of the Regulation S Global Note, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause
         (iv), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (v) Any transfer of a beneficial interest in the Regulation S Global Note to a transferee that will take delivery in the form of a beneficial interest in the Restricted Global Note, either prior or subsequent to the termination of the Regulation S Distribution Compliance Period, shall be registered, subject to the Applicable Procedures, only in accordance with this clause (v). At any time upon
         (x) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Regulation S Global Note to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Restricted Global Note, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Regulation S Global Note substantially in the form of Exhibit C and (y) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the register for the Notes a decrease in the principal amount of the Regulation S Global Note and an increase in the principal amount of the Restricted Global Note, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (v), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (vi) Any transfer of a beneficial interest in the Restricted Global Note to a transferee that will take delivery in the form of one or more Certificated Notes shall be registered, subject to the Applicable Procedures, only in accordance with this clause (vi). At any time upon (x) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Note to transfer such beneficial interest to a Person that will take delivery in the form of one or more

         Certificated Notes, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer, (C) a certificate of such Person substantially in the form of Exhibit F and
         (D) unless the Restricted Global Note does not bear a Private Placement Legend, an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, and (y) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, (1) the Registrar shall (A) reflect in the register for the Notes a decrease in the principal amount of the Restricted Global Note in an amount equal to the beneficial interest transferred pursuant to this clause (vi) and (B) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) the Company shall execute and the Trustee shall authenticate and deliver to or on behalf of such Person one or more Certificated Notes of like tenor and amount and, unless the Restricted Global Note does not bear a Private Placement Legend, bearing the Private Placement Legend.

                  (vii) Any transfer of a beneficial interest in the Regulation S Global Note to a transferee that will take delivery in the form of one or more Certificated Notes prior to the termination of the Regulation S Distribution Compliance Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (vii). At any time prior to the termination of the Regulation S Distribution Compliance Period, upon (x) receipt by the Registrar of
         (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Regulation S Global Note to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Notes, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer,
         (C) a certificate of such Person substantially in the form of Exhibit F and (D) an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act and (y) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (A) reflect in the register for the Notes a decrease in the principal amount of the Regulation S Global Note in an amount equal to the beneficial interest transferred pursuant to this clause (vii) and
         (B) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) the Company shall execute and the Trustee shall authenticate and deliver to or on behalf of such Person one or more Certificated Notes of like tenor and amount bearing the Private Placement Legend.

                  (viii) Notwithstanding any contrary provision contained herein, Certificated Notes shall be issued in exchange for the beneficial interests in a Global Note if at any time: (x) the Company advises the Trustee in writing that the Depositary is unwilling or unable to continue as depositary for such Global Note or is no longer eligible to act as such and in each case a successor depositary is not appointed by the Company within ninety (90) days of receipt by the Company of notice of such inability; (y) the Company, at its option, elects to terminate the book-entry system through the Depositary with respect to such Global Note; or (z) after the occurrence of an Event of Default, beneficial owners holding interests representing a majority of the aggregate principal amount of Notes represented by such Global Note advise the Trustee in writing through the Depositary that the continuation of a book-entry system through the Depositary is no longer in such beneficial owners' best interests. Upon the occurrence of any of the events set forth in clauses (x), (y) and (z) immediately above, the Trustee, upon receipt of written notice thereof and a list of all Persons that hold a beneficial interest in such Global Note, shall notify, through the appropriate Agent Members at the expense of the Company, all Persons that hold a beneficial interest in such Global Note, of the issuance of Certificated Notes. Upon surrender by the Trustee, as custodian for the Depositary, of such Global Note and receipt from the Depositary of instructions for re-registration, the Company shall execute and the Trustee, upon the written instructions of the Company, shall authenticate and deliver Certificated Notes of like tenor and amount and, unless such Global Note does not bear a Private Placement Legend, bearing the Private Placement Legend. Certificated Notes issued in exchange for beneficial interests in such Global Note pursuant to this clause (viii) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Agent Members or otherwise, shall instruct the Trustee.

         (c) Transfers and Exchanges of Certificated Notes. (i) Any transfer of a Certificated Note bearing the Private Placement Legend to a transferee that takes delivery in the form of one or more Certificated Notes shall be registered only in accordance with this clause (i). Upon (x) surrender of any Certificated Note bearing the Private Placement Legend at the office of the Registrar, together with (A) an executed instrument of assignment of such Certificated Note substantially in the form of assignment attached to such Certificated Note, (B) a certificate of the transferee of such Certificated Note substantially in the form of Exhibit F and (C) an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act and (y) satisfaction of all other applicable conditions imposed by this Indenture, (1) the Trustee shall register such transfer and (2) the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Notes of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Note, each such new Certificated Note bearing the Private Placement Legend; provided, however, that Certificated Notes so delivered shall not be required to bear the Private Placement Legend if there is provided to the Company evidence reasonably satisfactory to the Company (which may, at the Company's request, include an Opinion of Counsel) that neither the Private Placement Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

                  (ii) Any transfer of a Certificated Note not bearing the Private Placement Legend to a transferee that takes delivery in the form of one or more Certificated Notes shall be registered only in accordance with this clause (ii). Upon (x) surrender of any Certificated Note not bearing the Private Placement Legend at the office of the Registrar, together with an executed instrument of assignment of such Certificated Note substantially in the form of assignment attached to such Certificated Note, and (y) satisfaction of all other applicable conditions imposed by this Indenture, (A) the Trustee shall register such transfer and (B) the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Notes of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Note. Each such new Certificated Note may at the request of the transferee, but shall not be required to, bear the Private Placement Legend.

                  (iii) Any transfer of a Certificated Note bearing the Private Placement Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Note shall be registered only in accordance with this clause (iii). Upon (x) surrender of any Certificated Note bearing the Private Placement Legend at the office of the Registrar, together with (A) an executed instrument of assignment of such Certificated Note substantially in the form of assignment attached to such Certificated Note, (B) written instructions from the transferor that such Certificated Note shall be registered in the name of the Depositary or its nominee and (C) a certificate of the transferor of such Certificated Note substantially in the form of Exhibit D (if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note) or Exhibit C (if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Note), and (y) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (1) register such transfer and cancel such Certificated Note, (2) reflect in the register for the Notes an increase in the appropriate Global Note in an amount equal to the Certificated Note transferred pursuant to this clause (iii) and (3) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

                  (iv) Any transfer of a Certificated Note not bearing the Private Placement Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Note shall be registered only in accordance with this clause (iv). Upon (x) surrender of a Certificated Note not bearing the Private Placement Legend at the office of the Registrar, together with (A) an executed instrument of assignment of such Certificated Note substantially in the form of assignment attached to such Certificated Note and (B) written instructions from the transferor that such Certificated Note shall be registered in the name of the Depositary or its nominee, and (y) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (1) register such transfer and cancel such Certificated Note, (2) reflect in the register for the Notes an increase in the Global Note in an amount equal to the Certificated Note transferred pursuant to this clause (iv) and (3) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

                  (v) Any exchange of a Certificated Note for one or more Certificated Notes in different authorized denominations shall be registered only in accordance with this clause (v). Upon (x) surrender of a Certificated Note at the office of the Registrar, together with a written request to exchange such Certificated Note for one or more Certificated Notes in different authorized denominations, and (y) satisfaction of all other applicable conditions imposed by this Indenture, (A) the Registrar shall register such exchange and (B) the Company shall execute and the Trustee shall authenticate and deliver in the name of the registered owner one or more Certificated Notes in any authorized denomination with the same aggregate principal amount and maturity date.

                  (vi) Any exchange of a Certificated Note for a beneficial interest in a Global Note shall be registered only in accordance with this clause (vi). Upon (x) surrender of a Certificated Note at the office of the Registrar, together with (A) a written request to exchange such Certificated Note for a beneficial interest in a Global Note, (B) written instructions from the registered owner that such Certificated Note shall be registered in the name of the Depositary or its nominee and (C) a certificate of the registered owner of such Certificated Note substantially in the form of Exhibit D (if the Certificated Note is being exchanged for a beneficial interest in the Regulation S Global Note) or Exhibit C (if the Certificated Note is being exchanged for a beneficial interest in the Restricted Global
         Note) and (y) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall
         (1) register such exchange and cancel such Certificated Note, (2) reflect in the register for the Notes an increase in the Restricted Global Note in an amount equal to the Certificated Note exchanged pursuant to this clause (vi) and (3) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

         Section 2.16 Restrictive Legends. Each Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until May 22, 2004, unless otherwise agreed to by the Company and the Holder thereof:

         THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT IN THE CASE OF A TRANSFER, PLEDGE OR SALE PURSUANT TO THIS CLAUSE (d) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A

CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR ITS AFFILIATES OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Each Global Note shall also bear the following legend:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE INDENTURE.

                                   ARTICLE 3

                                   REDEMPTION
                                   ----------

         Section 3.01 Notices to Trustee. If the Company elects to redeem any of the Notes pursuant to paragraph 5 of the Notes, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

         Section 3.02 Selection of Notes To Be Redeemed. (a) In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and equitable; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from the outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of $1,000 only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple of $1,000) of the principal of Notes that have denominations larger than $1,000. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has made a deposit with the Paying Agent in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

         (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

         Section 3.03 Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at the registered address of such Holder. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. If the Company elects to have the Trustee give notice of redemption, the Trustee shall give notice in the name of the Company and at the Company's expense; provided, however, that the Company shall furnish the Trustee all information required to be contained in the notice.

         The notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) whether or not the Company is redeeming all outstanding Notes and if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                  (4) the name, address and telephone number of the Paying
         Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

                  (9) the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

         Section 3.04 Effect of Notice of Redemption. Once the notice of redemption described in SECTION 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the related Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

         Section 3.05 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on the relevant Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall return to the Company any money deposited with the Paying Agent by the Company in excess of the amount necessary to pay the Redemption Price of and accrued interest, if any, on all Notes to be redeemed.

         On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest, if any, on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in SECTION 3.04 hereof, accrued and unpaid interest on such Notes to the Redemption Date, if any. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in SECTION 2.11 hereof.

         Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate, at the expense of the Company, for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

                                    ARTICLE 4

                                    COVENANTS
                                    ---------

         Section 4.01 Payment of Notes. The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date money designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in SECTION 2.11 hereof.

         Section 4.02 Reports. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission, to the extent such filings are accepted by the Commission, and shall furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition, the Company shall make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.03 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 4.04 Compliance Certificate; Notice of Default; Tax Information. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2002, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that to the best of his or her knowledge no Default or Event of Default has occurred, listing all Restricted Payments for such year, and if a Default or Event of Default shall have occurred, describing all of such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee if the Company elects to change the manner in which it fixes its fiscal year end.

         (b) The annual financial statements delivered pursuant to SECTION 4.02 shall be accompanied by a written report addressed to the Trustee of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) If (i) any Default or Event of Default has occurred and is continuing or (ii) any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Holder's Notes, the Company shall deliver to the Trustee, at its address set forth in SECTION 10.02 hereof, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take, which Officers' Certificate shall be so delivered within five (5) Business Days of its becoming aware of such occurrence.

         Section 4.05 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         Section 4.06 Corporate Existence. Subject to ARTICLE 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchises shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         Section 4.07 Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in SECTION
10.02 hereof.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in the Borough of Manhattan, The City of New York.

         Section 4.08 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America and all other sovereign nations, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

         Section 4.09 Maintenance of Properties and Insurance. (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
SECTION 4.09 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Subsidiary of the Company concerned, desirable in the conduct of the business of the Company or any Subsidiary of the Company.

         (b) The Company shall maintain, and shall cause the Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as, in the reasonable judgment of the Company, may be necessary.

         Section 4.10 Limitation on Restricted Payments. Prior to the occurrence of the Fall-Away Event, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after September 25, 2000, exceeds the sum of: (a) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing on July 1, 1997 to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); (b) the net cash proceeds from the issuance and sale of the Company's Capital Stock (other than to a Subsidiary of the Company) that is not Disqualified Stock during the period (taken as a single period) commencing with the Issue Date; and
(c) $50,000,000; or (iii) the Company would not be able to incur an additional $1.00 of Indebtedness pursuant to the EBITDA Coverage Ratio test in SECTION 4.11(A) hereof.

         Notwithstanding the foregoing, the Company may: (w) pay any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this SECTION 4.10 on the date of declaration; (x) retire shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of the Company's Capital Stock (other than Disqualified Stock); (y) make Investments in Joint Ventures which, when added to the aggregate amount of all such other Investments made after September 25, 2000 pursuant to this clause (y) (or such other Investments as would have been made pursuant to this clause (y) had such clause been in effect) do not exceed 5% of Consolidated Tangible Assets at such time (with each such Investment being valued as of the date made and without regard to subsequent changes in value); and (z) make Investments which, when added to the aggregate amount of all such other Investments made after September 25, 2000 pursuant to this clause (z) (or such other Investments as would have been made pursuant to this clause (z) had such clause been in effect) do not exceed 2.5% of Consolidated Tangible Assets at such time (with each such Investment being valued as of the date made and without regard to subsequent changes in value); provided, however, that each Restricted Payment described in clause (w) or (x) above shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (ii) of the immediately preceding paragraph.

         Section 4.11 Limitation on Additional Indebtedness and Subsidiary Preferred Stock. (a) After the Issue Date and prior to the occurrence of the Fall-Away Event, (i) the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the Stated Maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) and (ii) the Company shall not permit any of its Subsidiaries to issue (except to the Company or any of its Wholly Owned Subsidiaries) or create any Preferred Stock or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary; provided, however, that the Company may incur Indebtedness and the Company may permit its Subsidiaries to issue or create Preferred Stock if, after giving effect thereto, the Company's EBITDA Coverage Ratio on the date thereof would be at least 2.5 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock (declared to have an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock), as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio.

         (b) Notwithstanding the foregoing, and irrespective of the EBITDA Coverage Ratio, in addition to Existing Indebtedness: (i) the Company may incur Indebtedness pursuant to the Notes issued on the Issue Date and the Exchange Notes issued in exchange for such Notes; (ii) the Company and its Subsidiaries may incur Refinancing Indebtedness in exchange for, or the net proceeds of which are applied to refund, refinance or extend, Existing Indebtedness or other Indebtedness that was permitted by this Indenture to be incurred under this
SECTION 4.11 except for Indebtedness incurred under clause (iii) or (iv) of this paragraph (b); (iii) the Company may incur any Indebtedness to any Subsidiary or any Subsidiary may incur any Indebtedness to the Company or to any Subsidiary;
(iv) the Company and its Subsidiaries may incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages; (v) the Company and its Subsidiaries may incur Capitalized Lease Obligations and Attributable Indebtedness, in each case excluding Existing Indebtedness but including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (v), in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Tangible Assets at such time; and (vi) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vi), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (ii) - (v).

         (c) Notwithstanding the foregoing, the Company may permit any Subsidiary which is a partnership formed to operate a single healthcare facility to issue or create Preferred Stock; provided that the aggregate amount of all such Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed 1% of Consolidated Tangible Assets as of the date of such issuance or creation.

         (d) Any limitations on the rights of the Company or its Subsidiaries set forth in paragraph (b) or (c) of this SECTION 4.11 shall be of no force and effect after the occurrence of the Fall-Away Event.

         Section 4.12 Limitation on Asset Sales. (a) Prior to the occurrence of the Fall-Away Event, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or

Event of Default shall have occurred and be continuing and (iii) at least 75% of the consideration received by the Company or such Subsidiary therefor is in the form of cash paid at the closing thereof, provided, however, that this clause
(iii) shall not apply if, after giving effect to such Asset Sale, the aggregate principal amount of all notes or similar debt obligations and Fair Market Value of all equity securities received by the Company from all Asset Sales since September 25, 2000 (other than such notes or similar debt obligations and such equity securities converted into or otherwise disposed of for cash and applied in accordance with the second succeeding sentence) would not exceed 2.5% of Consolidated Tangible Assets at such time. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness and (y) any notes, securities or similar obligations or items of property received from such transferee that are immediately converted, sold or exchanged by the Company or such Subsidiary for cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of this SECTION 4.12. If at any time any non-cash consideration received by the Company or such Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this SECTION 4.12. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary will not be deemed to be an Asset Sale, and a transfer of assets that constitutes a Restricted Payment and that is permitted under SECTION 4.10 hereof will not be deemed to be an Asset Sale.

         (b) Prior to the occurrence of the Fall-Away Event, if the Company or any Subsidiary engages in an Asset Sale, the Company or such Subsidiary shall, no later than 360 days after such Asset Sale, (i) apply all or any of the Net Proceeds therefrom to repay Indebtedness that ranks pari passu with the Notes and is secured by the assets disposed of in the Asset Sale or to repay Bank Debt in accordance with the applicable provisions thereof, (ii) invest all or any part of the Net Proceeds therefrom in the lines of business of the Company or any of its Subsidiaries immediately prior to such investment or (iii) any combination of clauses (i) and (ii) above. The amount of such Net Proceeds not applied or invested as provided in this paragraph (b) will constitute "Excess Proceeds."

         (c) Prior to the occurrence of the Fall-Away Event, when the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall be required to make an offer to purchase (an "Asset Sale Offer") from all Holders, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

                  (i) The Company shall make an Asset Sale Offer to all Holders in accordance with the procedures set forth in this SECTION 4.12 to purchase the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "Asset Sale Payment Amount") of such Excess Proceeds.

                  (ii) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to such Asset Sale

         Offer, plus accrued and unpaid interest and Additional Interest, if any, to the date such Asset Sale Offer is consummated (the "Asset Sale Purchase Price"), in accordance with the procedures set forth in this
         SECTION 4.12. To the extent that the aggregate Asset Sale Purchase Price of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

                  (iii) If the aggregate Asset Sale Purchase Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Asset Sale Payment Amount, Notes to be purchased shall be selected on a pro rata basis.

                  (iv) Upon completion of such Asset Sale Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Asset Sale Offer was made shall be deemed to be zero.

         In the event that any other Indebtedness of the Company which ranks pari passu with the Notes ("Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds to both purchase such Other Debt and to make an Asset Sale Offer, provided, that the purchase price of such Other Debt does not exceed 100% of the aggregate principal amount or accreted value thereof plus interest thereon. With respect to any Excess Proceeds, the Company shall make the Asset Sale Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the purchase date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

         With respect to any Asset Sale Offer effected pursuant to this SECTION 4.12, to the extent the aggregate principal amount of Notes and Other Debt, if any, tendered pursuant to such Asset Sale Offer and the concurrent offer to purchase with respect to such Other Debt exceeds the Excess Proceeds, such Notes and Other Debt, if any, shall be purchased pro rata based on the aggregate principal amount of such Notes and such Other Debt tendered by each holder thereof.

         (d) If the Company is required to make an Asset Sale Offer, the Company shall, within 30 days following the date specified in clause (c) above, notify the Trustee thereof and give written notice of such Asset Sale Offer to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the register maintained by the Registrar, stating:

                  (1) that an Asset Sale Offer is being made pursuant to this
         SECTION 4.12;

                  (2) that such Holders have the right to require the Company to apply the Excess Proceeds to repurchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date");

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to the Asset Sale Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance of the Asset Sale Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased;

                  (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis so that the aggregate amount of Notes so purchased equals the amount of Excess Proceeds (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                  (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount of $1,000 or an integral multiple thereof;

                  (9) the calculations used in determining the amount of Excess Proceeds to be applied to the purchase of such Notes;

                  (10) any other procedures that a Holder must follow to accept an Asset Sale Offer or effect withdrawal of such acceptance; and

                  (11) the name and address of the Paying Agent.

         On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, (2) deposit with the Paying Agent US legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof, (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this SECTION 4.12. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount of $1,000 or an integral multiple thereof.

         (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this SECTION 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
SECTION 4.12 by virtue thereof.

         Section 4.13 Limitation on Transactions with Affiliates. Prior to the occurrence of the Fall-Away Event, neither the Company nor any of its Subsidiaries shall, directly or indirectly, in one transaction or a series of transactions, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries, other than transactions in the ordinary course between the Company and its Subsidiaries or among Subsidiaries of the Company (an "Affiliate Transaction"), unless: (i) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; (ii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the disinterested members of the Board of Directors approving such Affiliate Transaction; and (iii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $25,000,000, the Company delivers to the Trustee the certificates specified in clause (ii) above and an opinion of an independent investment banking firm of national standing in the United States, stating that such Affiliate Transaction is fair from a financial point of view to the Company or such Subsidiary, as the case may be; provided, however, that the foregoing clauses (ii) and (iii) shall not apply to transactions between the Company or any of its Subsidiaries and MedCenterDirect, Inc. or Source Medical Solutions, Inc.

         Section 4.14 Limitation on Liens Prior to the Fall-Away Event. Prior to the occurrence of the Fall-Away Event, the Company will not create or suffer to exist any Lien (other than Permitted Liens) on any of its assets, unless contemporaneously therewith:

                  (i) in the case of any Lien securing an obligation that ranks pari passu with the Notes, effective provision is made to secure the Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

                  (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes, effective provision is made to secure the Notes with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation.

         Notwithstanding the above, the Company may, without securing the Notes, create or assume any Indebtedness which is secured by a Lien which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the Exempted Debt then outstanding does not exceed 10% of the total Consolidated Tangible Assets at such time.

         Section 4.15 Purchase of Notes upon a Change of Control Prior to the Fall-Away Event. (a) Upon the occurrence of a Change of Control and if the Fall-Away Event has not occurred prior to the expiration of the 30-day period immediately after the occurrence of such Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") the outstanding Notes of each Holder in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the procedures set forth below.

         (b) Within 30 days following any Change of Control, and if the Fall-Away Event has not occurred within the 30-day period immediately after the occurrence of such Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the register maintained by the Registrar, stating, among other things:

                  (1) that the Change of Control Offer is being made pursuant to this SECTION 4.15;

                  (2) that such Holders have the right to require the Company to repurchase such Notes at the Change of Control Purchase Price on the Change of Control Purchase Date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in its payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date;

                  (6) that Holders will be entitled to withdraw their acceptance of the Change of Control Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased;

                  (7) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                  (8) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company pursuant to this
SECTION 4.15. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount of $1,000 or an integral multiple thereof.

         (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this SECTION 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
SECTION 4.15 by virtue thereof.

         Section 4.16 Limitation on Restrictions on Distributions from Subsidiaries. Prior to the occurrence of the Fall-Away Event, the Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to
(i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Subsidiaries, (ii) make loans or advances to the Company or any of its other Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries, in each case except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the Credit Agreements, (c) Existing Indebtedness, (d) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Indenture and which was not incurred in anticipation or contemplation of the related acquisition, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries, (e) restrictions or encumbrances replacing those permitted by clause (b), (c) or (d) above which, taken as a whole, are not materially more restrictive, (f) this Indenture, (g) any restrictions and encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions or encumbrances of the type described in this clause (g) that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (h) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (i) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances and (j) customary restrictions in purchase money debt or leases relating to the property covered thereby.

         Section 4.17 Limitations on Layering Indebtedness. Prior to the occurrence of the Fall-Away Event, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness that purports to be by its terms subordinated to any other Indebtedness of the Company or such Subsidiary, as the case may be, unless such Indebtedness is also expressly subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

         Section 4.18 Limitations on Liens After the Fall-Away Event. After the occurrence of the Fall-Away Event, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create or incur any Lien of any kind securing Indebtedness for money borrowed upon any assets, whether now owned or hereafter acquired, of the Company or any such Subsidiary without equally and ratably securing the Notes by a Lien ranking ratably with and equally to such secured Indebtedness, except that the foregoing restriction shall not apply to:
(i) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure Indebtedness incurred or guaranteed by the Company or a Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which Indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (iii) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary; (iv) Liens on any assets of the Company or a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or in favor of any political subdivision of any of the foregoing, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with industrial revenue or similar financing involving a political subdivision, agency or authority thereof); (v) Liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with GAAP (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); or (vi) any other Permitted Lien.

         Notwithstanding the above, the Company or any Subsidiary may, without securing the Notes, create or assume any Indebtedness which is secured by a Lien that would otherwise be subject to the foregoing restriction, provided that after giving effect thereto the Exempted Debt (not including Attributable Indebtedness in respect of Sale and Leaseback Transactions involving leases not exceeding five years) then outstanding does not exceed 10% of the total Consolidated Tangible Assets at such time.

         Section 4.19 Limitation on Sale and Leaseback Transactions. After the occurrence of the Fall-Away Event, neither the Company nor any Subsidiary shall, directly or indirectly, enter into a Sale and Leaseback Transaction (except such transactions involving leases not exceeding five years) in respect of any of their assets unless (i) the Company or such Subsidiary would be entitled pursuant to clauses (i) through (vi) contained in SECTION 4.18 to create, incur or permit to exist a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Notes, or (ii) the proceeds from the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of indebtedness.

                                    ARTICLE 5

                                SURVIVING ENTITY
                                ----------------

         Section 5.01 Limitations on Mergers and Consolidations Prior to the Fall-Away Event. Prior to the occurrence of the Fall-Away Event, the Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Notes or this Indenture, to any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture; (ii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, the EBITDA Coverage Ratio of the Company or the Successor, as the case may be, would be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1.00 of additional Indebtedness under the EBITDA Coverage Ratio test in SECTION 4.11(A) hereof; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of this Indenture.

         Section 5.02 Limitations on Mergers and Consolidations After the Fall-Away Event. After the occurrence of the Fall-Away Event, the Company shall not consolidate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, and the Company shall not permit any other Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (a) either the Company shall be the continuing corporation, or the successor entity (if other than the Company) formed by such consolidation or merger or into which the properties and assets of the Company substantially as an entirety are transferred or leased shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, (b) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing and (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of this Indenture.

         Section 5.03 Successor Substituted. Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with SECTION 5.01 or SECTION 5.02 hereof, the surviving entity formed by such consolidation or into which the Company or any such Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary, as the case may be, under this Indenture with the same effect as if such surviving entity had been named as the Company or such Subsidiary, as the case may be, herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES
                              ---------------------

         Section 6.01 Events of Default. An "Event of Default" means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                  (b) default in the payment of all or any part of the principal, or premium, if any, on any of the Notes as and when the same shall become due and payable either at its Stated Maturity, upon any redemption, by declaration or otherwise;

                  (c) failure by the Company to comply with its then applicable obligations or covenants described under SECTION 4.12, SECTION 4.15 or
         ARTICLE 5 hereof;

                  (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or this Indenture (other than the covenants referred to in clauses (a), (b) and (c) above) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under this Indenture and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

                  (e) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company, whether such Indebtedness now exists or shall hereafter be created, if (i) such default results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has been so accelerated, aggregates $25,000,000 or more at any one time outstanding and (iii) such Indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 10 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled;

                  (f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary for any substantial part of its or their property or ordering the winding up or liquidation of its or their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) the Company or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of its or their property, or make any general assignment for the benefit of creditors.

         Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in SECTION 6.01(F) or 6.01(G) hereof relating to the Company) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon effectiveness of such acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. At any time after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, or any Holder, the Holders of a majority in aggregate principal amount of outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such acceleration if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (1) all overdue interest on the Notes;

                  (2) all unpaid principal of and premium, if any, on any of the outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

                  (3) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

                  (4) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

         (c) in the event of the cure or waiver of an Event of Default with respect to the Company of the type described in SECTION 6.01(F) or 6.01(G) hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         In case an Event of Default with respect to the Company of the type described in SECTION 6.01(F) or 6.01(G) hereof shall occur, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or the Holders.

         Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 6.04 Waiver of Existing Defaults and Events of Default. Subject to SECTIONS 2.08, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive existing Defaults under or compliance with any provision of this Indenture or the Notes except a continuing Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of SECTION 6.01 hereof or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in SECTION 8.02 hereof. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attach copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this SECTION 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         Section 6.05 Control by Majority. Subject to SECTION 2.08 hereof, the Holders of a majority in principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in its reasonable judgment may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This SECTION 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 6.06 Limitation on Suits. Subject to SECTION 6.07 hereof, no Holder has any right to institute any proceeding with respect to this Indenture or any remedy hereunder unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                  (4) the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

                  (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of such then outstanding Notes.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest on any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional (subject to the terms of this Indenture) and shall not be impaired or affected without the consent of such Holder.

         Section 6.08 Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium, if any, and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder's Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

         Section 6.10 Priorities. If the Trustee collects any money pursuant to this ARTICLE 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under SECTION 7.07 hereof;

                  SECOND: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs; and

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes.

         The Trustee, upon prior written notice to the Company, may fix a Record Date and payment date for any payment to Holders pursuant to this SECTION 6.10.

         Section 6.11_ Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                    ARTICLE 7

                                     TRUSTEE
                                     -------

         Section 7.01 Duties of Trustee. (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties and obligations that are specifically set forth in this Indenture.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this SECTION 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.02, 6.04 or 6.05 hereof.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Whether or not expressly so provided, the provisions of the TIA and paragraphs (a), (b), (c) and (d) of this SECTION 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law or as otherwise agreed to in writing by the Trustee and the Company.

         (g) Unless otherwise specifically provided in this Indenture, any demand, request direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         Section 7.02 Rights of Trustee. Subject to SECTION 7.01 hereof:

                  (1) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of SECTION 10.05 hereof. The Trustee shall be fully protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (3) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

                  (5) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes, the Trustee may consult with counsel of its selection, and the advice or opinion of such counsel, accountant, appraiser or other expert adviser whether retained or employed by the Company or the Trustee shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

                  (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (7) In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its Stated Maturity or the failure of the party directing such investment to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of specific written investment direction.

                  (8) The rights, privileges, immunities and protections afforded to the Trustee pursuant to this Indenture (including, without limitation, the right to be indemnified) shall also be afforded to the Trustee in each of its capacities hereunder and each Paying Agent, Registrar, Co-Registrar, Custodian, transfer agent or tender agent and each agent or other Person employed to act hereunder.

                  (9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (10) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to SECTIONS 7.10 and 7.11 hereof.

         Section 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any recitals therein, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

         Section 7.05 Notice of Defaults. If a Default or an Event of Default occurs and is continuing and is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 7 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Asset Sale Offer, and except in the case of a failure to comply with ARTICLE 5 hereof, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This SECTION 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         Section 7.06 Reports by Trustee to Holders. If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing on May 15, 2003, the Trustee shall transmit by mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with the reporting requirements of TIA Sections 313(b), (c) and (d).

         A copy of each such report at the time of such mailing to Holders shall be mailed to the Company and, if the Notes are listed on a stock exchange, filed with the Commission and each stock exchange on which the Notes are listed as provided by TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

         Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as may from time to time be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Except as otherwise provided herein, the Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel, custodians and nominees, except for any such disbursement or expense as may result from the Trustee's negligence, bad faith or willful misconduct.

         The Company shall indemnify each of the Trustee and its officers, directors, employees and agents and any predecessor Trustee and its officers, directors, employees and agents for, and hold it or them harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred by it or them in connection with the acceptance or performance of its duties under this Indenture and any other documents and transactions in connection therewith including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder (including, without limitation, settlement costs, provided any settlement with respect to which indemnification is sought shall have been consented to by the Company). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby. This SECTION 7.07 shall survive the termination of this Indenture and the earlier resignation or removal of the Trustee.

         Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss, damage, claim or liability incurred by the Trustee as a result of its negligence, bad faith or willful misconduct. To secure the payment obligations of the Company in this
SECTION 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(F) or 6.01(G) hereof occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Federal or state bankruptcy, insolvency or similar law.

         The obligation of the Company under this SECTION 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         Section 7.08 ______ Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by notifying the removed Trustee and the Company in writing and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee at its election if:

                  (1) the Trustee fails to comply with SECTION 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or other public officer takes charge or control of the Trustee or its property or affairs; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         No resignation or removal of the Trustee shall become effective until the acceptance of appointment by the successor Trustee. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with SECTION 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails after written request thereof by such Holder to comply with such SECTION 7.10.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the resignation or removal of the retiring Trustee shall become effective and the retiring Trustee shall, subject to its rights under SECTION
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, and the successor Trustee, after any and all amounts then due and owing the Trustee hereunder have been paid in full, shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this SECTION 7.08, the Company's obligations under SECTION
7.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 7.09 Successor Trustee by Consolidation, Merger or Conversion. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to SECTION 7.10 hereof, the successor corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall not have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which, under any provision of the Notes or in this Indenture, the certificate of the Trustee shall have.

         Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee, together with any other Person that owns, directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, all of the Common Equity of the Trustee, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this
ARTICLE 7.

         Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

               MODIFICATIONS, AMENDMENTS, SUPPLEMENTS AND WAIVERS
               --------------------------------------------------

         Section 8.01 Without Consent of Holders. The Company, when authorized by a Board Resolution of the Company, and the Trustee may modify, amend or supplement this Indenture or the Notes without notice to or consent of any
Holder:

                  (1) to cure any ambiguity, or to correct or supplement any provision in this Indenture or the Notes or make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption by a successor corporation of the Company's obligations under this Indenture;

                  (4) to add guarantees with respect to the Notes;

                  (5) to secure the Notes;

                  (6) to add to the covenants of the Company or the Events of Default for the benefit of Holders;

                  (7) to surrender any right or power conferred on the Company;
         or

                  (8) to make any other change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

         Section 8.02 With Consent of Holders. Subject to SECTION 6.07 hereof, the Company and the Trustee may modify, amend or supplement this Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Subject to SECTIONS 6.04 and 6.07 hereof, the Holders of a majority in principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), a modification, amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04 hereof, may not:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, such Note or alter the optional redemption provisions thereof;

                  (2) reduce the principal amount of, or premium, if any, or interest on, such Note or extend the time of payments under the Notes;

                  (3) modify the ranking of the Notes in a manner adverse to the Holder;

                  (4) change the place or currency of payment of principal of, or premium, if any, or interest on, such Note;

                  (5) alter the provisions with respect to the obligation of the Company to make a Change of Control Offer in accordance with SECTION
         4.15 hereof or to make an Asset Sale Offer in accordance with SECTION
         4.12 hereof;

                  (6) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; or

                  (7) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults or Events of Default.

         After an amendment, supplement or waiver under this SECTION 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in SECTION 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its own discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this
SECTION 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         Section 8.03 Compliance with TIA. Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 8.04 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons shall continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of SECTION 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not, without the consent of such Holder, impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 8.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 8.06 Trustee To Sign Amendments, etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

         Section 9.01 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this SECTION 9.01) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                  (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in SECTION 2.06 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) (i) either (A) pursuant to ARTICLE 3 hereof, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount in U.S. legal tender sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence); (iv) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (v) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturity thereof, and
         (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge does not result in a default under any material agreement or instrument then known to such counsel which binds or affects the Company.

         Notwithstanding the foregoing paragraph, the Company's obligations in
ARTICLE 2 and SECTIONS 4.01, 4.07, 7.07 and 8.06 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of SECTION 2.07 hereof. After the Notes are no longer outstanding pursuant to SECTION 2.07 hereof, the Company's obligations under SECTIONS 7.07 and 8.06 shall survive.

         After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         Section 9.02 Legal Defeasance. (a) The Company may, at its option by a Board Resolution of the Board of Directors of the Company, at any time, elect to have this SECTION 9.02 be applied to all outstanding Notes upon compliance with the conditions set forth in SECTION 9.04 hereof.

         (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in SECTION 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of SECTION 9.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in
SECTION 9.05 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due on the Stated Maturity thereof (or, upon redemption, if applicable), (ii) the Company's obligations with respect to such Notes under
ARTICLE 2 and SECTION 4.07 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this ARTICLE 9. Subject to compliance with this ARTICLE 9, the Company may exercise its option under this SECTION 9.02 notwithstanding the prior exercise of its option under SECTION 9.03 below with respect to the Notes.

         Section 9.03 Covenant Defeasance. (a) The Company may, at its option by a Board Resolution of the Board of Directors of the Company, at any time, elect to have this SECTION 9.03 be applied to all outstanding Notes upon compliance with the conditions set forth in SECTION 9.04 hereof.

         (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in SECTION 9.04 hereof, be released from its obligations under the covenants contained in SECTIONS 4.05 and 4.08 through 4.19, inclusive, and ARTICLE 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under SECTION 6.01(C) or 6.01(D) hereof, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in SECTION 9.04 hereof, SECTIONS 6.01(C) and 6.01(D) (solely to the extent the operation of such Sections relates to the failure by the Company to comply with, or otherwise to observe or perform, its then applicable obligations or covenants described under any of SECTIONS 4.05 and
4.08 through 4.19, inclusive, and ARTICLE 5 hereof) shall not constitute Events of Default.

         Section 9.04 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either SECTION 9.02 or
9.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. dollars, or U.S. Government Obligations, or in the case of Covenant Defeasance, corporate obligations rated at least "A" by S&P or at least "A" by Moody's or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity thereof (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

                  (b) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (f) or (g) of SECTION
         6.01 hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                  (c) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company is a party or by which it is bound;

                  (d) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                  (e) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

         Section 9.05 Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee pursuant to SECTION 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

         Anything in this ARTICLE 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in SECTION 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 9.06 Repayment to the Company. Subject to SECTIONS 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years (or such shorter period for the return of such moneys to the Company under applicable abandoned property laws); provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

         Section 9.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with SECTION 9.01,
9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE 9 until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with SECTION 9.01 hereof; provided, however, that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

         Section 10.01 TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 10.02 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

                  HEALTHSOUTH Corporation
                  One HealthSouth Parkway
                  Birmingham, Alabama  35243
                  Telephone No.:  (205) 969-4977
                  Facsimile No.:  (205) 969-4730
                  Attention:  William W. Horton

         If to the Trustee:

                  The Bank of Nova Scotia Trust Company of New York One Liberty Plaza, 23rd Floor

                  New York, NY 10006

                   Facsimile No.:   (212) 225-5436
                  Attention:  Corporate Trust Office

         The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee, shall be deemed to have been given or made when actually received.

         Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, at the address shown on the register kept by the Registrar.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         Section 10.03 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in SECTION 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel (which shall include the statements set forth in SECTION 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

         Section 10.05 Statements Required in Certificate and Opinion. Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is reasonably necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 10.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

         Section 10.07 Business Days; Legal Holidays. A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 10.08 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

         Section 10.09 Waiver of Trial by Jury. The Company hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Indenture.

         Section 10.10 Submission to Jurisdiction. The Company hereby consents to the non-exclusive jurisdiction of a state or federal court situated in New York, New York in connection with any dispute arising hereunder or under the Notes. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.11 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

         Section 10.12 No Recourse Against Others. No incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         Section 10.13 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

         Section 10.14 Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

         Section 10.15 Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 10.16 Separability. Each provision of this Indenture shall be considered separable and if for any reason any provision shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent allowed by law.

         Section 10.17 Translation. The original and controlling version of this Indenture and any related agreements shall be the English language version. All translations of this Indenture or any agreements related hereto into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Indenture. All notices and other communications required or permitted by this Indenture or any other transactional agreement must be in English or accompanied by an English translation, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                           Company:
                           -------
                           HEALTHSOUTH CORPORATION


                           By: /s/ William T. Owens
                              -------------------------------------------------
                               Name:  William T. Owens
                               Title: President and Chief Operating Officer


                           Trustee:
                           -------
                           THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as
                               Trustee

                           By: /s/ Warren A. Goshine
                              -------------------------------------------------
                               Name:  Warren A. Goshine
                               Title: Vice President

                                                                      EXHIBIT A
                                                                      ---------

                             [FORM OF SERIES A NOTE]


                                                          CUSIP No.:
                             HEALTHSOUTH CORPORATION

                           7-5/8% SENIOR NOTE DUE 2012


No.                                                                 $

         HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the "Company," which term includes any successor entity), for value received promises to pay to __________________ or registered assigns, the principal sum of $______________ on June 1, 2012.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 2002.

         Record Dates:  May 15 and November 15.

         Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized directors, officers or other authorized signatories.

                                      HEALTHSOUTH CORPORATION


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


CERTIFICATE OF AUTHENTICATION
Date:   May 22, 2002

         This is one of the 7-5/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

                                      THE BANK OF NOVA SCOTIA TRUST
                                         COMPANY OF NEW YORK, as Trustee

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                              (REVERSE OF SECURITY)

                           7-5/8% SENIOR NOTE DUE 2012


         1. Interest. HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

         2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in U.S. legal tender; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in U.S. legal tender. The Company may deliver any such interest payment by check mailed to the address of the Person entitled thereto as such address will appear on the security register.

         3. Paying Agents and Registrar. Initially, The Bank of Nova Scotia Trust Company of New York (the "Trustee"), will act as Paying Agent and the Trustee will act as Registrar. The Company may change any Paying ------- Agents, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

         4. Indenture. The Company issued this Note under an Indenture, dated as of May 22, 2002 (the "Indenture"), by and between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 7-5/8% Senior Notes due 2012 (the "Notes"). The Notes include the Initial Notes and the Exchange Notes issued pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

         5. Redemption. The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any applicable Make-Whole Premium (together, the "Redemption Price") plus accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Make-Whole Premium" means, for any Note to be redeemed, a premium equal to the excess (if any) of (i) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Note discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the unpaid principal amount of such Note. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in the calculation pursuant to clause (i) above.

         "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company.

         "Reference Treasury Dealer" means each of UBS Warburg LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         The Notes will not be entitled to any sinking fund.

         6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus interest accrued through the Redemption Date, if any.

         7. Offers to Purchase. Prior to the occurrence of the Fall-Away Event (as defined in the Indenture), the Indenture provides that, after certain Asset Sales (as defined in the Indenture) or upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         8. Registration Rights. Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 7-5/8% Senior Notes due 2012 (the "Exchange Notes"), at such time as the Exchange Notes shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes (except that such Exchange Notes will not contain terms with respect to transfer restrictions or additional interest). The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         9. Denominations; Transfer; Exchange. The Notes are in definitive, fully registered form, without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years (or such shorter period for the return of such moneys to the Company under applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

         12. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or other obligations of the types set forth in the Indenture sufficient to pay the principal of and interest on the Notes to Stated Maturity or redemption, if applicable, and complies with the other provisions of the Indenture relating to Legal Defeasance or Covenant Defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         13. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate outstanding principal amounts of the Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make payments in respect of its Capital Stock, incur additional Indebtedness, make certain investments, sell assets, enter into transactions with Affiliates, create Liens, merge or consolidate with or into any other Person or sell, lease, convey or otherwise dispose of all or substantially all of its assets or create dividend or other payment restrictions affecting Subsidiaries of the Company. Such limitations are subject to a number of important qualifications and exceptions and, in certain instances upon the occurrence of certain events, cease to be binding upon the Company and its Subsidiaries. The Company must report on an annual basis to the Trustee on compliance with such limitations.

         15. Successor. When a Successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

         16. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default with respect to the Company pursuant to SECTION 6.01(F) or 6.01(G) of the Indenture) shall have occurred and be continuing, then the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default with respect to the Company specified in SECTION 6.01(F) or

6.01(G) of the Indenture occurs, the principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

         17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         18. No Recourse Against Others. No incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         20. Multiple Counterparts. The parties may sign multiple counterparts of this Note. Each signed counterpart shall be deemed an original but all of them together represent one and the same Note.

         21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

         22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         23. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Telephone No.
(205) 969-4977, Facsimile No. (205) 969-4730, Attention: William W. Horton.

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                   Signed:
       -----------------------------           ---------------------------------



                                               NOTICE: The signature on this
                                               assignment must correspond with
                                               the name as it appears upon the
                                               face of the within Note in every
                                               particular without alteration or
                                               enlargement or any change
                                               whatsoever and be guaranteed by
                                               the endorser's bank or broker.




Medallion Guarantee:
                    ---------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]
         If you want to elect to have this Note purchased by the Company pursuant to SECTION 4.12 or SECTION 4.15 of the Indenture, check the appropriate box:

                              Section 4.12 [ ]
                              Section 4.15 [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to SECTION 4.12 or SECTION 4.15 of the Indenture, state the amount you elect to have purchased:

$
 --------------------------

Date:
     ----------------------





------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

                                                                       EXHIBIT B
                                                                       ---------

                             [FORM OF SERIES B NOTE]


                                                           CUSIP No.:
                             HEALTHSOUTH CORPORATION

                           7-5/8% SENIOR NOTE DUE 2012


No.                                                                 $


         HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the "Company," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns, the principal sum of $_______________ on June 1, 2012.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 2002.

         Record Dates: May 15 and November 15.

         Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized directors, officers or other authorized signatories.

                                      HEALTHSOUTH CORPORATION


                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:


                                      By:
                                         ---------------------------------------
                                          Name:
                                          Title:


CERTIFICATE OF AUTHENTICATION

Date:

         This is one of the 7-5/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

                                      THE BANK OF NOVA SCOTIA TRUST
                                        COMPANY OF NEW YORK, as Trustee

                                      By:
                                         ---------------------------------------
                                                    Authorized Signatory

                              (REVERSE OF SECURITY)
                           7-5/8% SENIOR NOTE DUE 2012


         1. Interest. HEALTHSOUTH CORPORATION, a corporation incorporated in Delaware (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

         2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in U.S. legal tender; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in U.S. legal tender. The Company may deliver any such interest payment by check mailed to the address of the Person entitled thereto as such address will appear on the security register.

         3. Paying Agents and Registrar. Initially, The Bank of Nova Scotia Trust Company of New York (the "Trustee"), will act as Paying Agent and the Trustee will act as Registrar. The Company may change any Paying Agents, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

         4. Indenture. The Company issued this Note under an Indenture, dated as of May 22, 2002 (the "Indenture"), by and between the Company and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 7-5/8% Senior Notes due 2012 (the "Notes"). The Notes include the Initial Notes and the Exchange Notes issued pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

         5. Redemption. The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any applicable Make-Whole Premium (together, the "Redemption Price") plus accrued interest thereon to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Make-Whole Premium" means, for any Note to be redeemed, a premium equal to the excess (if any) of (i) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Note discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the unpaid principal amount of such Note. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in the calculation pursuant to clause (i) above.

         "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company.

         "Reference Treasury Dealer" means each of UBS Warburg LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         The Notes will not be entitled to any sinking fund.

         6. Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus interest accrued through the Redemption Date, if any.

         7. Offers to Purchase. Prior to the occurrence of the Fall-Away Event (as defined in the Indenture), the Indenture provides that, after certain Asset Sales (as defined in the Indenture) or upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         8. Denominations; Transfer; Exchange. The Notes are in definitive, fully registered form, without coupons, in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes.

         10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years (or such shorter period for the return of such moneys to the Company under applicable abandoned property laws), the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

         11. Legal Defeasance and Covenant Defeasance. If the Company at any time deposits with the Trustee U.S. legal tender or other obligations of the types set forth in the Indenture sufficient to pay the principal of and interest on the Notes to Stated Maturity or redemption, if applicable, and complies with the other provisions of the Indenture relating to Legal Defeasance or Covenant Defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         12. Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate outstanding principal amounts of the Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make payments in respect of its Capital Stock, incur additional Indebtedness, make certain investments, sell assets, enter into transactions with Affiliates, create Liens, merge or consolidate with or into any other Person or sell, lease, convey or otherwise dispose of all or substantially all of its assets or create dividend or other payment restrictions affecting Subsidiaries of the Company. Such limitations are subject to a number of important qualifications and exceptions and, in certain instances upon the occurrence of certain events, cease to be binding upon the Company and its Subsidiaries. The Company must report on an annual basis to the Trustee on compliance with such limitations.

         14. Successor. When a Successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default with respect to the Company pursuant to SECTION 6.01(F) or 6.01(G) of the Indenture) shall have occurred and be continuing, then the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default with respect to the Company specified in SECTION 6.01(F) or 6.01(G) of the Indenture occurs, the principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

         16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         17. No Recourse Against Others. No incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         19. Multiple Counterparts. The parties may sign multiple counterparts of this Note. Each signed counterpart shall be deemed an original but all of them together represent one and the same Note.

         20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

         21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Telephone No.
(205) 969-4977, Facsimile No. (205) 969-4730, Attention: William W. Horton.

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:I or we assign and transfer this Note to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)


and irrevocably appoint                                                       ,
                       -------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                   Signed:
       -----------------------------           --------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)


                                               NOTICE: The signature on this
                                               assignment must correspond with
                                               the name as it appears upon the
                                               face of the within Note in every
                                               particular without alteration or
                                               enlargement or any change
                                               whatsoever and be guaranteed by
                                               the endorser's bank or broker.

Medallion Guarantee:
                    --------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Company pursuant to SECTION 4.12 or SECTION 4.15 of the Indenture, check the appropriate box:

                                 Section 4.12 [ ]
                                 Section 4.15 [ ]

         If you want to elect to have only part of this Note purchased by the Company pursuant to SECTION 4.12 or SECTION 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ------------------------

Date:
     --------------------



------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

                                                                      EXHIBIT C
                                                                      ---------

                    [FORM OF RULE 144A TRANSFER CERTIFICATE]
                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May 22, 2002, between HEALTHSOUTH Corporation, as Issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144A, as the case may be.

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(VI):

         This certificate relates to US$___________ principal amount of Notes which are held in the form of a beneficial interest in the Restricted Global Note (CUSIP No. ______________ ) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Notes to be registered in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(V):

         This certificate relates to US$___________ principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Global Note (CUSIP No. ______________ ) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Restricted Global Note to be registered in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(C)(III):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of one or more Certificated Notes registered in the name of [insert name of transferor (the "Transferor"). The Transferor has requested a transfer of such Certificated Notes for a beneficial interest in the Restricted Global Note (CUSIP No. _____________ ) to be held [with the Depositary in the name of [insert name of Transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A, and accordingly the Transferor does hereby certify:

         (1) the Transferee is a person that the Transferor and any person acting on behalf of the Transferor reasonably believe is purchasing such Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A;

         (2) the Transferor and any person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor may be relying on Rule 144A in connection with the transaction; and

         (3) the transaction satisfies all other requirements of Rule 144A and of any applicable securities laws of any state of the United States or any other jurisdiction.

         You and the Company are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      [Name of Transferor]


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                      EXHIBIT D
                                                                      ---------

                   [FORM OF REGULATION S TRANSFER CERTIFICATE]
                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May 22, 2002, between HEALTHSOUTH Corporation, as Issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation S, as the case may be.

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(III) or 2.15(B)(IV):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Restricted Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Regulation S Global Note (CUSIP No.__________) to be held [[include the following for any transfer made pursuant to SECTION 2.15(B)(III): with [Euroclear] [Clearstream] (Common Code No.__________)] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(C)(III):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of one or more Certificated Notes registered in the name of [insert name of transferor) (the "Transferor"). The Transferor has requested a transfer of such Certificated Notes for a beneficial interest in the Regulation S Global Note (CUSIP No.__________) to be held [with [Euroclear] [Clearstream]] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify:

         (1) the offer of such Notes was not made to a person in the United States;

         (2) either (A) at the time the buy order for such Notes was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (B) the transaction was executed in, or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knew that the transaction was pre-arranged with a buyer in the United States,

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or 904(b) of the Securities Act, as applicable, and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         [Add the following for transfers made during the Regulation S Distribution Compliance Period:

         In addition, (A) if the provisions of Rule 903(c)(3) or Rule 904(c)(1) of the Securities Act are applicable to the transaction, the Transferor hereby certifies that the transfer is being made in accordance with the requirements of Rule 903(c)(3) or Rule 904(c)(1), as the case may be, and (B) upon completion of the transaction, the Transferee will hold the transferred beneficial interest through Euroclear or Clearstream.]

         You and the Company are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    [Name of Transferor]


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT E
                                                                      ---------


                     [FORM OF RULE 144 TRANSFER CERTIFICATE]
                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May 22, 2002, between HEALTHSOUTH Corporation, as Issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144, as the case may be.

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(III):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Restricted Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Regulation S Global Note (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(VI):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Restricted Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Notes to be registered in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(VII):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Notes to be registered in the name of [insert name of transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes, and that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

         You and the Company are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   [Name of Transferor]


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT F
                                                                      ---------

               [FORM OF ACCREDITED INVESTOR TRANSFER CERTIFICATE]
                                     [date]

[Name of Registrar]
[Address of Registrar]

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of May 22, 2002 between HEALTHSOUTH Corporation, as Issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation D, as the case may be.

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(VI):

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Restricted Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in one or more Certificated Notes (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee"].

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(B)(VII) of the Indenture:

         This certificate relates to US$__________ principal amount of Notes which are held in the form of a beneficial interest in the Regulation S Global Note (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Notes to be registered in the name of [insert name of transferee] (the "Transferee").]

         [Insert the following paragraph for any transfer made pursuant to
SECTION 2.15(C)(I) of the Indenture:

         This certificate relates to US$__________ principal amount of Notes which are held in the form of one or more Certificated Notes registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Notes for one or more Certificated Notes to be registered in the name of [insert name of transferee] (the "Transferee").]

         The undersigned represents and warrants to you that:

         (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our investment.

         (2) We understand and acknowledge that the Notes have not been registered under the Securities Act or any other applicable securities law and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two (2) years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (such later date, the "Resale Restriction Termination Date") only (a) to a Person we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in a transaction meeting the requirements of Rule 144A under the Securities Act, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act or (d) in accordance with another exemption from the registration requirements of the Securities Act, provided that in the case of a transfer, pledge or sale pursuant to this clause (d) such transfer is subject to the receipt by the Registrar (and the Company, if it so requests) of a certification of the transferor and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, (e) to the Company or its Affiliates or
(f) pursuant to an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and the Indenture governing the Notes. Any transfer of Notes pursuant to clause (d) above to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2) (3) or (7) of Regulation D under the Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor," shall involve a minimum purchase price of US$250,000 for such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to an institutional "accredited investor" prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the Trustee a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501 (a)(l), (2), (3) or (7) of Regulation D under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clause (c) or (d) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     [Name of Transferee]


                                     By:
                                        ---------------------------------------
                                         Name:
                                         Title: